EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in (i) Form S-8 Registration Statements Nos. 33-94546, 333-07195, 33-94544, 333-07199, 333-52589, 333-62781, 333-52593, 333-77883, 333-87882 and 333-87880, pertaining to the Sypris Solutions, Inc. 1994 Stock Option Plan for Key Employees and to the Sypris Solutions, Inc. Independent Directors’ Stock Option Plan, (ii) Form S-8 Registration Statement No. 333-70319 pertaining to the Sypris Solutions, Inc. Employee Stock Purchase Plan, and (iii) Form S-8 Registration Statement No. 333-114982 pertaining to the Sypris Solutions, Inc. 2004 Equity Plan, of our reports dated February 17, 2006, except for Note 20 as to which the date is March 3, 2006, with respect to the consolidated financial statements and schedule of Sypris Solutions, Inc., Sypris Solutions, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Sypris Solutions, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2005.

/s/ Ernst & Young LLP

Louisville, Kentucky

March 13, 2006